Exhibit 99.1

RAMCO-GERSHENSON PROPERTIES TRUST REPORTS
FINANCIAL AND OPERATING RESULTS FOR THE THIRD QUARTER 2017

FARMINGTON HILLS, Michigan – October 31, 2017 - Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial and operating results for the three and nine months ended September 30, 2017.

THIRD QUARTER FINANCIAL AND OPERATING RESULTS:

•
Net income available to common shareholders of $0.33 per diluted share, compared to $0.15 per diluted share for the same period in 2016, reflecting higher gains on real estate sales during the third quarter of 2017.

•	Operating Funds from Operations (“Operating FFO”) of $0.34 per diluted share, compared to $0.34 per diluted share for the same period in 2016.

•
Generated same property NOI growth with redevelopment of 1.4% for the three months ended September 30, 2017, positively impacted by strong minimum rent growth of 2.7%, offset by higher expenses net of recovery income as compared to the same period in 2016.

•	Sold $98 million in non-core properties, including five Michigan shopping centers.

•	Posted portfolio leased occupancy of 93.0%, compared to 94.2% for the same period in 2016.

•	Signed 38 comparable leases encompassing 193,561 square feet at a positive leasing spread of 12.3% with an average base rent of $20.67 per square feet.

•	Increased ABR to $14.49 per square foot, compared to $13.71 for the same period in 2016.

"We executed on a number of our priorities during the third quarter. We posted strong leasing results characterized by double-digit rental increases, reduced leverage by selling Michigan assets and further strengthened the balance sheet by renewing and extending our line of credit, lengthening our average debt maturity to over six years," said Dennis Gershenson, President and Chief Executive Officer. "For the remainder of the year, we will remain focused on delivering our stated operating and financial objectives."

FINANCIAL RESULTS:
For the three months ended September 30, 2017:

•
Net income available to common shareholders of $27.3 million, which included $24.5 million gain on real estate sales, or $0.33 per diluted share, compared to $11.9 million, which included $9.4 million gain on real estate sales, or $0.15 per diluted share for the same period in 2016.

•	Funds from Operations (“FFO”) of $30.1 million, or $0.35 per diluted share, compared to $27.8 million, or $0.32 per diluted share for the same period in 2016.

•	Operating FFO of $29.6 million, or $0.34 per diluted share, compared to $30.0 million or $0.34 per diluted share for the same period in 2016.

For the nine months ended September 30, 2017:

•	Net income available to common shareholders of $43.1 million, or $0.54 per diluted share, compared to $47.7 million, or $0.60 per diluted share for the same period in 2016.

•	FFO of $92.0 million, or $1.04 per diluted share, compared to $89.6 million, or $1.02 per diluted share for the same period in 2016.

•	Operating FFO of $91.9 million, or $1.04 per diluted share, compared to $90.4 million or $1.03 per diluted share for the same period in 2016.

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BALANCE SHEET METRICS AND CAPITAL MARKETS ACTIVITY:

•	Net debt to EBITDA improved to 6.6X, interest coverage of 3.6X, and fixed charge coverage of 3.0X.

•	Closed on a new $350.0 million revolving credit facility priced at LIBOR plus 135 basis points.

INVESTMENT ACTIVITY:
Dispositions

The Company sold five Michigan shopping centers for $89.6 million. The Company also sold a Walgreen’s Data Center in Mount Prospect, Illinois for $6.2 million, as well as the final parcel at Auburn Mile in Auburn Hills, Michigan for $1.0 million.

Year-to-date the Company has sold seven non-core Michigan properties for a total of $118.1 million.

Redevelopment
The Company purchased a 0.4 acre outparcel at Troy Marketplace in Troy, Michigan for $0.9 million as part of a strategic $11.2 million, 27,000 square foot street retail/restaurant expansion along the heavily traveled 16 Mile Road corridor just north of I-75. Recently signed leases, at an average base rent of $40.00 per square foot, include:

•	First Watch - An award-winning, made-to-order breakfast, brunch and lunch venue centered on unique and fresh offerings.

•	Menchie’s Frozen Yogurt - America’s yogurt destination, featuring healthful, delicious yogurt options in a fun, down-to-earth atmosphere.

•	MOD Pizza - Specializing in artisan-style pizzas and salads superfast - all at a great value.

At September 30, 2017, the Company's active redevelopment pipeline consisted of 8 projects with an estimated total cost of $76.1 million, which are expected to stabilize over the next two years at an estimated weighted average return on cost of between 9% - 10%.

DIVIDEND:

In the third quarter, the Company declared a regular cash dividend of $0.22 per common share for the period July 1, 2017 through September 30, 2017 and a Series D convertible perpetual preferred share dividend of $0.90625 per share for the same period. The dividends were paid on October 2, 2017 to shareholders of record as of September 20, 2017.

GUIDANCE:

The Company has narrowed its 2017 Operating FFO guidance to $1.35 to $1.37 per diluted share and its same-property with redevelopment NOI growth guidance of 2.5% to 3.0%. Its previous FFO and same-property guidance was $1.34 to $1.38, per diluted share and 2.5% to 3.5%, respectively.

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CONFERENCE CALL/WEBCAST:

Ramco-Gershenson Properties Trust will host a live broadcast of its third quarter conference call on Wednesday, November 1, 2017 at 10:00 a.m. eastern time, to discuss its financial and operating results as well as its 2017 guidance. The live broadcast will be available on-line at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 481-4010, (Conference ID: 20271) through November 8, 2017.

SUPPLEMENTAL MATERIALS:

The Company’s quarterly financial and operating supplement is available on its corporate web site at www.rgpt.com. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

INVESTOR DAY:

The Company will be hosting an Investor Day in New York City on December 11, 2017. Please register for the event HERE.

ABOUT RAMCO-GERSHENSON PROPERTIES TRUST:

Ramco-Gershenson Properties Trust (NYSE:RPT) is a premier, national publicly-traded shopping center real estate investment trust (REIT) based in Farmington Hills, Michigan.  The Company's primary business is the ownership and management of regional dominant and urban-oriented, infill shopping centers in key growth markets in the 40 largest metropolitan markets in the United States.  At September 30, 2017, the Company owned interests in and managed a portfolio of 60 shopping centers and two joint venture properties. At September 30, 2017, the Company's consolidated portfolio was 93.0% leased. Ramco-Gershenson is a fully-integrated qualified REIT that is self-administered and self-managed. For additional information about the Company please visit www.rgpt.com or follow Ramco-Gershenson on Twitter @RamcoGershenson and facebook.com/ramcogershenson/.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Company Contact:
Dawn L. Hendershot, Senior Vice President Investor Relations and Public Affairs
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
dhendershot@rgpt.com
(248) 592-6202

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RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2017	December 31, 2016

ASSETS
Income producing properties, at cost:
Land	$409,863	$374,889
Buildings and improvements	1,790,464	1,757,781
Less accumulated depreciation and amortization	(345,432)	(345,204)
Income producing properties, net	1,854,895	1,787,466
Construction in progress and land available for development or sale	56,099	61,224
Real estate held for sale	—	8,776
Net real estate	1,910,994	1,857,466
Equity investments in unconsolidated joint ventures	2,734	3,150
Cash and cash equivalents	4,781	3,582
Restricted cash and escrows	5,256	11,144
Accounts receivable, net	25,459	24,016
Acquired lease intangibles, net	71,785	72,424
Other assets, net	92,042	89,716
TOTAL ASSETS	$2,113,051	$2,061,498

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable, net	$1,081,510	$1,021,223
Capital lease obligation	1,066	1,066
Accounts payable and accrued expenses	55,090	57,357
Acquired lease intangibles, net	65,633	63,734
Other liabilities	9,273	9,893
Distributions payable	19,666	19,627
TOTAL LIABILITIES	1,232,238	1,172,900

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 1,849 shares issued and outstanding as of September 30, 2017 and December 31, 2016	92,427	92,427
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 79,366 and 79,272 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	794	793
Additional paid-in capital	1,160,054	1,158,430
Accumulated distributions in excess of net income	(394,516)	(384,934)
Accumulated other comprehensive income	1,265	985
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	860,024	867,701
Noncontrolling interest	20,789	20,897
TOTAL SHAREHOLDERS' EQUITY	880,813	888,598
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,113,051	$2,061,498

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016
REVENUE
Minimum rent	$49,736	$47,591	$149,970	$144,540
Percentage rent	106	71	570	511
Recovery income from tenants	14,923	15,289	46,655	48,067
Other property income	1,078	1,055	3,310	2,927
Management and other fee income	88	73	314	429
TOTAL REVENUE	65,931	64,079	200,819	196,474

EXPENSES
Real estate tax expense	10,948	10,269	32,670	31,710
Recoverable operating expense	6,660	6,475	20,699	21,227
Non-recoverable operating expense	825	603	3,216	2,560
Depreciation and amortization	23,130	23,245	69,282	69,806
Acquisition costs	—	55	—	118
General and administrative expense	5,952	5,787	18,775	17,075
Provision for impairment	1,885	977	8,423	977
TOTAL EXPENSES	49,400	47,411	153,065	143,473

OPERATING INCOME	16,531	16,668	47,754	53,001

OTHER INCOME AND EXPENSES
Other expense, net	123	(158)	(612)	(307)
Gain on sale of real estate	24,545	9,359	35,920	35,684
Earnings from unconsolidated joint ventures	81	119	223	337
Interest expense	(11,586)	(11,140)	(33,871)	(33,818)
Other gain on unconsolidated joint ventures	—	—	—	215
(Loss) gain on extinguishment of debt	—	(847)	—	(847)
INCOME BEFORE TAX	29,694	14,001	49,414	54,265
Income tax provision	(65)	(133)	(119)	(234)

NET INCOME	29,629	13,868	49,295	54,031
Net income attributable to noncontrolling partner interest	(696)	(326)	(1,158)	(1,282)
NET INCOME ATTRIBUTABLE TO RPT	28,933	13,542	48,137	52,749
Preferred share dividends	(1,675)	(1,675)	(5,026)	(5,026)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$27,258	$11,867	$43,111	$47,723

EARNINGS PER COMMON SHARE
Basic	$0.34	$0.15	$0.54	$0.60
Diluted	$0.33	$0.15	$0.54	$0.60

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	79,381	79,249	79,337	79,226
Diluted	86,259	79,437	79,514	79,404

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income	$29,629	$13,868	$49,295	$54,031
Net income attributable to noncontrolling partner interest	(696)	(326)	(1,158)	(1,282)
Preferred share dividends	(1,675)	(1,675)	(5,026)	(5,026)
Net income available to common shareholders	27,258	11,867	43,111	47,723
Adjustments:
Rental property depreciation and amortization expense	23,071	23,201	69,104	69,680
Pro-rata share of real estate depreciation from unconsolidated joint ventures	77	74	229	237
Gain on sale of depreciable real estate	(23,841)	(9,359)	(35,032)	(34,108)
Gain on sale of joint venture depreciable real estate	—	—	—	(26)
Provision for impairment on income-producing properties	1,885	—	8,423	—
Other gain on unconsolidated joint ventures	—	—	—	(215)
FFO available to common shareholders	28,450	25,783	85,835	83,291

Noncontrolling interest in Operating Partnership (1)	—	326	1,158	1,282
Preferred share dividends (assuming conversion) (2)	1,675	1,675	5,026	5,026
FFO available to common shareholders and dilutive securities	$30,125	$27,784	$92,019	$89,599

Gain on sale of land	(704)	—	(889)	(1,576)
Provision for impairment on land available for development or sale	—	977	—	977
Severance expense	88	369	655	450
Loss on early extinguishment of debt	—	847	—	847
Acquisition costs	—	55	—	118
Cost associated with early extinguishment of debt	81	—	81	—
Operating FFO available to common shareholders and dilutive securities	$29,590	$30,032	$91,866	$90,415

Weighted average common shares	79,381	79,249	79,337	79,226
Shares issuable upon conversion of Operating Partnership Units (1)	—	1,917	1,917	1,951
Dilutive effect of restricted stock	165	188	176	178
Shares issuable upon conversion of preferred shares (2)	6,713	6,592	6,713	6,592
Weighted average equivalent shares outstanding, diluted	86,259	87,946	88,143	87,947

FFO available to common shareholders and dilutive securities per share, diluted	$0.35	$0.32	$1.04	$1.02

Operating FFO available to common shareholders and dilutive securities per share, diluted	$0.34	$0.34	$1.04	$1.03

Dividend per common share	$0.22	$0.21	$0.66	$0.64
Payout ratio - Operating FFO	64.7%	61.8%	63.5%	62.1%

(1)
The total noncontrolling interest reflects OP units convertible 1:1 into common shares. The Company's net income for the three months ended September 30, 2017 (largely driven by gains on real estate sales), results in an allocation to OP units of $696 and an income per OP unit ratio of $0.363 (based on 1,917 weighted avg. OP units outstanding).  Basic FFO for the quarter approximates $0.358 per share.  In instances when the OP unit ratio exceeds basic FFO, the OP units are considered anti-dilutive, and as a result are not included in the calculation of fully diluted FFO and Operating FFO for the three months ended September 30, 2017.

(2)
Series D convertible preferred shares are paid annual dividends of $6.7 million and are currently convertible into approximately 6.7 million shares of common stock. They are dilutive only when earnings or FFO exceed approximately $0.25 per diluted share per quarter and $1.00 per diluted share per year. The conversion ratio is subject to adjustment based upon a number of factors, and such adjustment could affect the dilutive impact of the Series D convertible preferred shares on FFO and earning per share in future periods.

RAMCO-GERSHENSON PROPERTIES TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

Reconciliation of net income available to common shareholders to Same Property NOI

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income available to common shareholders	$27,258	$11,867	$43,111	$47,723
Preferred share dividends	1,675	1,675	5,026	5,026
Net income attributable to noncontrolling partner interest	696	326	1,158	1,282
Income tax provision	65	133	119	234
Interest expense	11,586	11,140	33,871	33,818
Costs associated with early extinguishment of debt	—	847	—	847
Earnings from unconsolidated joint ventures	(81)	(119)	(223)	(337)
Gain on sale of real estate	(24,545)	(9,359)	(35,920)	(35,684)
Gain on remeasurement of unconsolidated joint venture	—	—	—	(215)
Other expense, net	(123)	158	612	307
Management and other fee income	(88)	(73)	(314)	(429)
Depreciation and amortization	23,130	23,245	69,282	69,806
Acquisition costs	—	55	—	118
General and administrative expenses	5,952	5,787	18,775	17,075
Provision for impairment	1,885	977	8,423	977
Lease termination fees	(27)	—	(60)	(68)
Amortization of lease inducements	44	(29)	131	177
Amortization of acquired above and below market lease intangibles, net	(1,160)	(772)	(3,267)	(2,329)
Straight-line ground rent expense	70	—	211	—
Amortization of acquired ground lease intangibles	6	—	19	—
Straight-line rental income	(608)	(623)	(1,797)	(1,436)
NOI	45,735	45,235	139,157	136,892
NOI from Other Investments	(4,067)	(4,143)	(14,322)	(14,852)
Same Property NOI with Redevelopment	41,668	41,092	124,835	122,040
NOI from Redevelopment (1)	(5,980)	(5,577)	(17,974)	(16,105)
Same Property NOI without Redevelopment	$35,688	$35,515	$106,861	$105,935

(1) The NOI from Redevelopment adjustments represent 100% of the NOI related to Deerfield Towne Center, Hunter’s Square, Woodbury Lakes and West Oaks, and a portion of the NOI related to specific GLA at Spring Meadows, The Shoppes at Fox River II, The Shops on Lane Avenue, Mission Bay, River City Marketplace and Town & Country for the periods presented. Because of the redevelopment activity, the center or specific space is not considered comparable for the periods presented and adjusted out of Same Property NOI with Redevelopment in arriving at Same Property NOI without Redevelopment.

RAMCO-GERSHENSON PROPERTIES TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

	Three Months Ended September 30,
	2017		2016
Reconciliation of net income to proforma adjusted EBITDA
Net income	$29,629		$13,868
Gain on sale of real estate	(24,545)		(9,359)
Depreciation and amortization	23,130		23,245
Provision for impairment	1,885		977
Severance expense	88		369
Costs associated with early extinguishment of debt	81		847
Gain on remeasurement of unconsolidated joint ventures	—		—
Interest expense	11,586		11,140
Income tax provision	65		133
Acquisition costs	—		55
Adjusted EBITDA	41,919		41,275
Proforma adjustments (1)	(824)		(885)
Proforma adjusted EBITDA	$41,095		$40,390
Annualized proforma adjusted EBITDA	$164,380		$161,560

Reconciliation of Notes Payable, net to Net Debt
Notes payable, net	$1,081,510		$997,494
Unamortized premium	(4,251)		(5,589)
Deferred financing costs, net	3,203		3,674
Notional debt	1,080,462		995,579
Capital lease obligation	1,066		1,108
Cash and cash equivalents	(4,781)		(3,630)
Net debt	$1,076,747		$993,057

Reconciliation of interest expense to total fixed charges
Interest expense	$11,586		$11,140
Preferred share dividends	1,675		1,675
Scheduled mortgage principal payments	793		810
Total fixed charges	$14,054		$13,625

Net debt to annualized proforma adjusted EBITDA	6.6	X	6.1	X
Interest coverage ratio (Adjusted EBITDA / interest expense)	3.6	X	3.7	X
Fixed charge coverage ratio (Adjusted EBITDA / fixed charges)	3.0	X	3.0	X

(1) 3Q17 excludes $0.8 million from dispositions and 3Q16 excludes $0.7 million from dispositions, as well as $0.2 million related to miscellaneous income. The proforma adjustments treat the activity as if they occurred at the start of each quarter.

Ramco-Gershenson Properties Trust
Non-GAAP Financial Definitions

Certain of our key performance indicators are considered non-GAAP financial measures. Management uses these measures along with our GAAP financial statements in order to evaluate our operations results. We believe these additional measures provide users of our financial information additional comparable indicators of our industry, as well as our performance.
Funds From Operations (FFO) Available to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), Funds From Operations (FFO) represents net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of depreciable property and impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We have adopted the NAREIT definition in our computation of FFO available to common shareholders.
Operating FFO Available to Common Shareholders
In addition to FFO available to common shareholders, we include Operating FFO available to common shareholders as an additional measure of our financial and operating performance. Operating FFO excludes acquisition costs and periodic items such as gains (or losses) from sales of land and impairment provisions on land available for development or sale, bargain purchase gains, severance expense, accelerated amortization of debt premiums and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO. We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity.
While we consider FFO available to common shareholders and Operating FFO available to common shareholders useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable. We recognize the limitations of FFO and Operating FFO when compared to GAAP net income available to common shareholders. FFO and Operating FFO available to common shareholders do not represent amounts available for needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. In addition, FFO and Operating FFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the payment of dividends. FFO and Operating FFO are simply used as for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable.
Adjusted EBITDA/Proforma Adjusted EBITDA
Adjusted EBITDA is net income or loss plus depreciation and amortization, net interest expense, severance expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. Proforma Adjusted EBITDA further adjusts for the effect of the acquisition or disposition of properties during the period.
Same Property Operating Income
Same Property Operating Income ("Same Property NOI with Redevelopment") is a supplemental non-GAAP financial measure of real estate companies' operating performance. Same Property NOI with Redevelopment is considered by management to be a relevant performance measure of our operations because it includes only the NOI of comparable properties for the reporting period. Same Property NOI with Redevelopment excludes acquisitions and dispositions. Same Property NOI with Redevelopment is calculated using consolidated operating income and adjusted to exclude management and other fee income, depreciation and amortization, general and administrative expense, provision for impairment and non-comparable income/expense adjustments such as straight-line rents, lease termination fees, above/below market rents, and other non-comparable operating income and expense adjustments.

In addition to Same Property NOI with Redevelopment, the Company also believes Same Property NOI without Redevelopment to be a relevant performance measure of our operations. Same Property NOI without Redevelopment follows the same methodology as Same Property NOI with Redevelopment, however it excludes redevelopment activity that significantly impacts the entire property, as well as lesser redevelopment activity where we are adding GLA or retenanting a specific space. A property is designated as redevelopment when projected costs exceed $1.0 million, and the construction impacts approximately 20% or more of the income producing property's gross leasable area ("GLA") or the location and nature of the construction significantly impacts or disrupts the daily operations of the property. Redevelopment may also include a portion of certain properties designated as same property for which we are adding additional GLA or retenanting space.

Same Property NOI should not be considered an alternative to net income in accordance with GAAP or as a measure of liquidity. Our method of calculating Same Property NOI may differ from methods used by other REITs and, accordingly, may not be comparable to such other REITs.